Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$39,958
Unrealized Gain (Loss) on Market Value of Commodity Futures	(66,277)
Dividend Income	24,259
Interest Income	18,930
ETF Transaction Fees	350
Total Income (Loss)	$17,220

Expenses
General Partner Management Fees	$6,170
Professional Fees	14,542
Brokerage Commissions	217
Directors' Fees and insurance	161
License fees	666
Total Expenses	$21,756
Net Income (Loss)	$(4,536)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/25	$11,751,663
Additions (50,000 Shares)	477,039
Net Income (Loss)	(4,536)

Net Asset Value End of Month	$12,224,166
Net Asset Value Per Share (1,400,000 Shares)	$8.73

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596